Exhibit 99.1

Scientific Games Reports Third Quarter 2018 Results

Revenue growth reflects continued momentum and highlights clear avenue for deleveraging

Company Considering IPO for Rapidly Growing Social Gaming Business in 2019

LAS VEGAS, Nov. 8, 2018 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or the "Company") today reported results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Highlights:

  Third quarter revenue rose 7 percent to $821.0 million, up from $768.9 million in the year ago period, reflecting $46.5 million in revenue from NYX, along with growth in our Lottery and Social businesses.
  Net loss was $351.6 million compared to $59.3 million in the prior year period, primarily driven by $338.7 million in restructuring and other charges. The restructuring and other charges are inclusive of $309.6 million recorded during the quarter related to the verdict in the Shuffle Tech legal matter, which did not result in any cash outflow as the verdict is subject to post-trial motions and the appeal process.
  Consolidated Attributable EBITDA ("Consolidated AEBITDA"), a non-GAAP financial measure defined below, increased 9 percent to $325.7 million from $299.0 million in the prior year period, primarily driven by higher revenue and continued operational efficiencies. Consolidated AEBITDA margin, a non-GAAP financial measure defined below, was 39.7 percent, compared to 38.9 percent in the prior year period.
  Net cash provided by operating activities increased to $223.5 million from $109.5 million in the year ago period driven primarily by improvements in operating results, working capital and timing of interest payments resulting from the February 2018 refinancing. Free cash flow, a non-GAAP financial measure, increased by $95.4 million from the year ago period to $123.0 million. Our net debt leverage ratio, a non-GAAP financial measure, was down 0.3x from the prior quarter to 6.7x as a result of lower debt and higher LTM AEBITDA.
  The Company is considering a possible initial public offering of a minority interest in its social gaming business in 2019. The social gaming business continues to experience rapid growth and has reached significant scale. The Company believes an IPO would provide greater flexibility to pursue additional growth initiatives specifically designed for its social gaming business, as well as unlocking additional value for Scientific Games stakeholders. The Company anticipates that the proceeds from the IPO would primarily be used to repay debt.

Barry Cottle, CEO and President of Scientific Games, said "We are very pleased with the growth we are seeing across our businesses as we continue to lead our industry into the future. Our investments in digital, sports betting, and new games are producing the most innovative and engaging products in the market and we are excited about the customer response here in the U.S. and around the world. For our rapidly growing social business, an IPO would give us greater flexibility to pursue growth for the business and drive value for stakeholders. We remain focused on delivering for our customers and running our business efficiently and effectively to drive revenue, reduce costs and continue to build momentum across the Company."

Michael Quartieri, Chief Financial Officer of Scientific Games, added, "This quarter marks our twelfth consecutive quarter of year over year growth in revenue and Consolidated AEBITDA. Our focus on generating cash flows provides us a clear avenue to strengthen our balance sheet."

SUMMARY CONSOLIDATED RESULTS

	Three Months Ended September 30,
($ in millions)	2018	2017
Revenue	$821.0	$768.9
Net loss	(351.6)	(59.3)
Net cash provided by operating activities	223.5	109.5
Capital expenditures	92.6	73.9

Non-GAAP Financial Measures(1)
Consolidated AEBITDA	$325.7	$299.0
Consolidated AEBITDA margin	39.7%	38.9%
Free cash flow	$123.0	$27.6

Balance Sheet Measures	As of Sept 30, 2018	As of Dec 31, 2017
Cash and cash equivalents	$113.5	$788.8
Principal face value of debt outstanding (2)	8,951.1	8,869.4
Available liquidity	663.3	1,009.4

(1) The financial measures "Consolidated AEBITDA", "Consolidated AEBITDA margin", and  "free cash flow" are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

(2) Principal face value of outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes are presented at the constant foreign exchange rate at issuance of these notes.

GAMING HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018

	Three Months Ended September 30,		Increase/(Decrease)
($ in millions)	2018	2017	Amount	%
Revenue
Gaming operations(1)	$159.2	$176.0	$ (16.8)	(10)%
Gaming machine sales	167.2	163.1	4.1	3%
Gaming systems	69.7	62.0	7.7	12%
Table products	51.8	53.5	(1.7)	(3)%
	$447.9	$454.6	$ (6.7)	(1)%

AEBITDA	$232.5	$221.2	$ 11.3	5%
AEBITDA margin	51.9%	48.7%

(1) Gaming operations includes $4.5 million in WAP jackpots as a reduction to revenue in 2018, compared to the
2017 presentation in which $5.5 million of WAP jackpots was classified as cost of services. This change in classification has no impact on AEBITDA.

  Total gaming revenue decreased $6.7 million, including an unfavorable $4.5 million impact on Gaming operations from revenue recognition accounting effective in 2018, and AEBITDA increased 5 percent, or $11.3 million, to $232.5 million, primarily reflecting a 320 basis point improvement in the AEBITDA margin to 51.9 percent.
  Gaming operations revenue declined $16.8 million in the third quarter 2018, inclusive of the negative impact from the new revenue recognition accounting. Our WAP, premium and participation ending installed base decreased sequentially by 1,554 units. This ending installed base decrease is reflective of a strategic long-term relationship entered into during the quarter that converted a number of units that were on lease to product sales in Oklahoma and also to a lesser degree the redeployment of lower yielding Oregon VLT units. The installed base of other leased and participation games increased sequentially by 152 units with average daily revenue down $0.98, which reflects the replacement in the installed base of higher yielding U.K. units with lower yielding units in Greece.
  Gaming machine sales revenue increased $4.1 million year over year, benefiting from our new strategic long-term relationship. The average sales price increased 3 percent to $18,199, reflecting the benefit of the premium received from the strategic relationship described above and a more favorable mix of gaming machines.
  Gaming systems revenue increased $7.7 million to $69.7 million, primarily due to ongoing system installations in Canada, coupled with increased hardware sales, primarily the iVIEW®4. The Canadian systems deployments are expected to continue throughout 2018, and beyond.
  Table products revenue decreased $1.7 million to $51.8 million, reflecting strength in recurring utility products, which was offset by lower product sales as the prior year featured a large international expansion.

LOTTERY HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018

($ in millions)	Three Months Ended September 30,		Increase/(Decrease)
Revenue	2018	2017	Amount	%
Instant products	$142.0	$142.7	$(0.7)	-%
Lottery systems (1)	64.8	60.2	4.6	8%
	$206.8	$202.9	$3.9	2%

AEBITDA	$92.3	$89.2	$3.1	3%
AEBITDA margin	44.6%	44.0%

(1) Lottery systems revenue includes $9.3 million in product sales revenue, compared to $9.8 million in 2017.

  Total lottery revenue increased $3.9 million, or 2 percent, to $206.8 million, and AEBITDA increased 3 percent to $92.3 million, compared to $89.2 million in the prior year, with AEBITDA margin improving to 44.6 percent, primarily reflecting the revenue increase and a more profitable revenue mix.
  Instant products revenue of $142.0 million was flat from the prior year driven by a 3 percent decrease in U.S. revenue, offset by a 10 percent increase internationally.
  Lottery systems revenue increased $4.6 million, or 8 percent to $64.8 million driven largely by domestic organic growth.

SOCIAL HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018

	Three Months Ended September 30,		Increase/(Decrease)
($ in millions)	2018	2017	Amount	%
Revenue	$105.1	$95.1	$10.0	11%

AEBITDA	$27.0	$20.1	$6.9	34%
AEBITDA margin	25.7%	21.1%

  Social revenue grew 11 percent to $105.1 million, reflecting the ongoing popularity of Bingo Showdown™ and the success of the recently launched MONOPOLY themed casino app along with continued growth in our core apps including Jackpot Party® Social Casino.
  AEBITDA rose 34 percent to $27.0 million, and AEBITDA margin increased to 25.7 percent, primarily reflecting the continued growth in revenue and improved operating leverage.

DIGITAL HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018

($ in millions)	Three Months Ended September 30		Increase/(Decrease)
Revenue(1)	2018	2017	Amount	%
Sports and platform	$20.8	$-	$20.8	nm
Gaming and other	40.4	16.3	24.1	148%
	$61.2	$16.3	$44.9	275%

AEBITDA	$11.9	$3.1	$8.8	284%
AEBITDA margin	19.4%	19.0%
nm - not meaningful
(1) Includes the results of NYX since the completion of its acquisition on January 5, 2018.

  Total digital revenue increased to $61.2 million, primarily reflecting $46.5 million of revenue from NYX.
  AEBITDA was $11.9 million and AEBITDA margin was 19.4 percent, both reflecting the addition of NYX.
  On November 1, 2018 we completed the acquisition of Don Best Sports Corporation and DBS Canada Corporation (together "Don Best"), enhancing our offerings by adding a leading global supplier of real-time betting data and pricing of North American sporting events.

LIQUIDITY

	Three Months Ended September 30,		Increase/
($ in millions)	2018	2017	(Decrease)
Net loss(1)	$ (351.6)	$ (59.3)	$ (292.3)
Non-cash adjustments included in net loss	183.8	181.6	2.2
Non-cash interest	6.6	4.1	2.5
Changes in deferred income taxes and other	4.1	0.1	4.0
Distributed earnings from equity investments	5.4	1.6	3.8
Change in legal reserves	309.6	-	309.6
Changes in working capital accounts	65.6	(18.6)	84.2
Net cash provided by operating activities	$223.5	$109.5	$114.0
(1) Inclusive of a $309.6 million legal reserve charge.

  During the quarter ended September 30, 2018, the Company made net payments of $122.2 million on its debt, including $110.0 million of voluntary net repayments under its revolving credit facility and $12.2 million in mandatory amortization of its term loans, as well as payments to reduce capital leases.
  Net cash provided by operating activities increased $114.0 million to $223.5 million, principally related to improvements in operating results, working capital and a $63.4 million favorable change in accrued interest.
  Capital expenditures totaled $92.6 million in the third quarter of 2018, compared with $73.9 million in the prior-year period. The increase from the prior year was related to several long-term and highly accretive projects including ongoing platform development in Digital for expansion in U.S. and around the world, lottery systems installations in Maryland and Kansas and the acceleration of our installed base of participation games and WAP games, including the successful rollout of our James Bond franchise. For 2018, we continue to expect capital expenditures will be within a range of $360-$390 million, based on existing contractual obligations, planned investments and the inclusion of NYX.
  Subsequent to quarter end, we sold a real estate asset for $40.0 million in proceeds.

Earnings Conference Call
Scientific Games executive leadership will host a conference call on Thursday, November 8, 2018, at 8:30 a.m. EST to review the Company's third quarter results. To access the call live via a listen-only webcast and presentation, please visit http://www.scientificgames.com/investors/events-presentations/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (412) 317-5420 (U.S. and International) and ask to join the Scientific Games Corporation call. A replay of the webcast will be archived in the Investors section on www.scientificgames.com.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is the world leader in offering customers a fully integrated portfolio of technology platforms, robust systems, engaging content and services. The Company is the global leader in technology-based gaming systems, digital real-money gaming and sports betting platforms, table games, table products and instant games, and a leader in products, services and content for gaming, lottery and social gaming markets. Scientific Games delivers what customers and players value most: trusted security, creative entertaining content, operating efficiencies and innovative technology. For more information, please visit www.scientificgames.com, which is updated regularly with financial and other information about the Company.

The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

COMPANY CONTACTS

Media Relations
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

Investor Relations
Michael Quartieri +1 702-532-7658
Executive Vice President and Chief Financial Officer

All ® notices signify marks registered in the United States. © 2018 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements
In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions; slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions, and declines in the replacement cycle of gaming machines; ownership changes and consolidation in the gaming industry; opposition to legalized gaming or the expansion thereof; inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts; inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of internet and other forms of interactive gaming; laws and government regulations, including those relating to gaming, data privacy, and environmental laws; legislative interpretation and enforcement, regulatory perception and regulatory risks with respect to gaming and sports wagering; reliance on technological blocking systems; expectations of shift to regulated online gaming or sports wagering; dependence upon key providers in our Social gaming business; inability to win, retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; protection of our intellectual property, inability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our products and systems; reliance on or failures in information technology and other systems; security breaches and cyber-attacks, challenges or disruptions relating to the implementation of a new global enterprise resource planning system; failure to maintain adequate internal control over financial reporting; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure to achieve the intended benefits of our acquisitions, including the NYX acquisition and the Don Best acquisition; the ability to successfully integrate our acquisitions, including the NYX acquisition and the Don Best acquisition; incurrence of restructuring costs; implementation of complex new accounting standards; changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including anti-corruption laws and fluctuations in foreign exchange rates, possibility that the renewal of LNS' concession to operate the Italian instant games lottery is not finalized (including as the result of a protest or any right of appeal on a court ruling on a protest); restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the affirmative vote in the U.K. to withdraw from the EU, and the potential impact to our instant lottery game concession or VLT lease arrangements resulting from the economic and political conditions in Greece; changes in tax laws or tax rulings (including the recent comprehensive U.S. tax reform) or the examination of our tax positions; the imposition of tariffs, dependence on key employees; difficulty predicting what impact, if any, new tariffs imposed by and other trade actions taken by the U.S. and foreign jurisdictions could have on our business; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness; influence of certain stockholders, including decisions that may conflict with the interests of other stockholders; stock price volatility; the possibility that the contemplated initial public offering of a minority interest in our social gaming business (the "contemplated IPO") will not be pursued or completed; and the risk that the anticipated benefits of the contemplated IPO are not realized or that we may not be able to utilize the proceeds of the contemplated IPO as expected.

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2018 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

No Offer
No registration statement relating to the contemplated IPO has been filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell, or a solicitation of an offer to purchase, any such securities. Any securities to be offered in any such offering may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective.

Segment Performance Measures
As a result of our Chief Executive Officer change, who is our chief operating decision maker (CODM), and starting with the second quarter of the 2018 reporting period, we changed our business segment performance measure of profit or loss from operating income (loss) to Attributable EBITDA. This change was made in order to align our external financial reporting with how our CODM evaluates the operating results and performance of our business segments. Attributable EBITDA as a business segment performance measure of profit or loss is consistent with the definition of Attributable EBITDA described below. Business segment information for the prior comparable periods has been recast to reflect this change.

Non-GAAP Financial Measures
The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: Consolidated AEBITDA, Consolidated AEBITDA margin, free cash flow, EBITDA from equity investments, net debt and net debt leverage ratio (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

Specifically, the Company's management uses Consolidated AEBITDA to, among other things: (i) monitor and evaluate the performance of the consolidated Company's business operations; (ii) facilitate management's internal and external comparisons of the Company's consolidated historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, the Company's management uses Consolidated AEBITDA and Consolidated AEBITDA margin to facilitate management's external comparisons of the Company's consolidated results to the historical operating performance of other companies that may have different capital structures and debt levels.

The Company's management uses EBITDA from equity investments to monitor and evaluate the performance of the Company's equity investments. The Company's management uses net debt and net debt leverage ratio in monitoring and evaluating the Company's overall liquidity, financial flexibility and leverage.

The Company's management believes that each of these non-GAAP financial measures are useful as they provide management and investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that Consolidated AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes is less indicative of the Company's ongoing underlying operating performance and are better evaluated separately. Management believes Consolidated AEBITDA margin is useful for analysts and investors as this measure allows an evaluation of the performance of our ongoing business operations and provides insight into the cash operating income margins generated from our business, from which capital investments are made and debt is serviced. Moreover, management believes EBITDA from equity investments is useful to investors because the Company's Lottery business is conducted through a number of equity investments, and this measure eliminates financial items from the equity investees' earnings that management believes has less bearing on the equity investees' performance. Management believes that free cash flow provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment and necessary license payments to support the Company's ongoing business operations and taking into account cash flows relating to the Company's equity investments. Management believes that net debt and net debt leverage ratio are useful for investors in evaluating the Company's overall liquidity.

Consolidated AEBITDA
Consolidated AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income (loss) as the most directly comparable GAAP measure, as set forth in the schedule titled "Reconciliation of Net Loss to Consolidated Attributable EBITDA" below. Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies.

Consolidated AEBITDA is reconciled to consolidated net income (loss) in the following table and includes net loss with the following adjustments: (1) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management changes; (iii) restructuring and integration; (iv) M&A and other, which includes: (a) M&A transaction costs, (b) purchase accounting, (c) unusual items (including certain litigation), and (d) other non-cash items; and (v) cost savings initiatives; (2) depreciation and amortization expense and impairment charges (including goodwill impairment charges); (3) change in fair value of investments and remeasurement of debt; (4) interest expense; (5) income taxes expense (benefit): (6) stock-based compensation; and (7) loss (gain) on debt financing transactions. In addition to the preceding adjustments, we exclude earnings from equity method investments and add (without duplication) our pro rata share of EBITDA of our equity investments, which represents our share of earnings (whether or not distributed to us) before income tax expense, depreciation and amortization expense, and interest (income) expense, net of our joint ventures and minority investees. Attributable EBITDA is presented exclusively as our segment measure of profit or loss.

Consolidated AEBITDA Margin
Consolidated AEBITDA margin, as used herein, represents our Consolidated AEBITDA (as defined above) for the three-month and nine-month periods ended September 30, 2018 and 2017, each calculated as a percentage of revenue. Consolidated AEBITDA margin is a non-GAAP financial measure that is presented as supplemental disclosures for illustrative purposes only and is reconciled to net loss, the most directly comparable GAAP measure, in a schedule below.

Free Cash Flow
Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less additions to equity method investments plus distributions of capital from equity investments. Free cash flow is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from Equity Investments
EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense (inclusive of amortization of payments made to customers for LNS) and interest (income) expense, net of other of our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments in a schedule below.

Net Debt and Net Debt Leverage Ratio
Net debt is defined as total principal face value of debt outstanding less cash and cash equivalents. Net debt leverage ratio, as used herein, represents net debt divided by Consolidated AEBITDA (as defined above) for the trailing twelve-month period.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue:
Services	$ 438.9	$ 386.7	$ 1,314.5	$ 1,135.0
Product sales	240.2	240.6	720.8	694.4
Instant products	141.9	141.6	442.2	431.2
Total revenue	821.0	768.9	2,477.5	2,260.6

Operating expenses:
Cost of services (1)	124.4	105.5	370.5	307.7
Cost of product sales(1)	109.9	116.9	335.4	332.2
Cost of instant products(1)	67.0	68.4	208.0	209.8
Selling, general and administrative	169.7	158.8	515.2	445.4
Research and development	49.5	47.8	152.5	138.3
Depreciation, amortization and impairments	166.3	173.1	527.1	513.2
Restructuring and other	338.7	7.8	424.4	18.1
Total operating expenses	1,025.5	678.3	2,533.1	1,964.7
Operating (loss) income	(204.5)	90.6	(55.6)	295.9
Other (expense) income:
Interest expense	(147.4)	(148.9)	(448.3)	(459.5)
Earnings from equity investments	4.3	7.5	16.2	20.1
Loss on debt financing transactions	-	(8.4)	(93.2)	(38.1)
(Loss) gain on remeasurement of debt	(4.0)	-	29.4	-
Other (expense) income, net	(0.4)	(4.3)	(1.9)	1.3
Total other expense, net	(147.5)	(154.1)	(497.8)	(476.2)
Net loss before income taxes	(352.0)	(63.5)	(553.4)	(180.3)
Income tax benefit (expense)	0.4	4.2	(5.8)	(18.9)
Net loss	$ (351.6)	$ (59.3)	$ (559.2)	$ (199.2)

Basic and diluted net loss per share:
Basic	$ (3.85)	$ (0.66)	$ (6.15)	$ (2.24)
Diluted	$ (3.85)	$ (0.66)	$ (6.15)	$ (2.24)

Weighted average number of shares used in per share calculations:
Basic shares	91.4	89.6	90.9	88.9
Diluted shares	91.4	89.6	90.9	88.9

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	September 30,	December 31,
	2018	2017
Assets:
Cash and cash equivalents	$ 113.5	$ 788.8
Restricted cash	37.1	29.0
Accounts receivable, net	526.7	540.9
Notes receivable, net	124.4	143.5
Inventories	238.4	243.1
Prepaid expenses, deposits and other current assets	269.7	131.1
Total current assets	1,309.8	1,876.4

Restricted cash	15.2	16.3
Notes receivable, net	40.2	52.8
Property and equipment, net	542.4	568.2
Goodwill	3,308.2	2,956.1
Intangible assets, net	1,725.7	1,604.6
Software, net	301.2	339.4
Equity investments	206.0	253.9
Other assets	80.2	57.6
Total assets	$ 7,528.9	$ 7,725.3

Liabilities and Stockholders' Deficit:
Current portion of long-term debt	$ 46.8	$ 40.3
Accounts payable	215.4	190.4
Accrued liabilities	810.2	509.1
Total current liabilities	1,072.4	739.8

Deferred income taxes	140.0	73.1
Other long-term liabilities	200.1	203.1
Long-term debt, excluding current portion	8,735.0	8,736.3
Total stockholders' deficit	(2,618.6)	(2,027.0)
Total liabilities and stockholders' deficit	$ 7,528.9	$ 7,725.3

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$ (351.6)	$ (59.3)	$ (559.2)	$ (199.2)
Adjustments to reconcile net loss to net cash provided by operating activities	195.8	187.3	678.0	589.4
Changes in working capital accounts, net of effects of acquisitions	375.2	(18.6)	236.9	(6.0)
Changes in deferred income taxes and other	4.1	0.1	0.2	4.8
Net cash provided by operating activities	223.5	109.5	355.9	389.0

Cash flows from investing activities:
Capital expenditures	(92.6)	(73.9)	(293.1)	(214.1)
Acquisitions of businesses, net of cash acquired	-	(5.6)	(274.1)	(57.7)
Distributions of capital from equity investments	1.4	1.5	24.6	23.9
Additions to equity method investments	(1.0)	-	(76.2)	-
Other	-	-	-	10.0
Net cash used in investing activities	(92.2)	(78.0)	(618.8)	(237.9)

Cash flows from financing activities:
Payments on long-term debt, net of proceeds	(122.2)	(1.7)	(29.6)	10.9
Repayment of assumed NYX debt	-	-	(288.2)	-
Payments of debt issuance and deferred financing costs	-	(24.6)	(38.5)	(52.3)
Payments on license obligations	(8.3)	(9.5)	(22.3)	(29.0)
Net redemptions of common stock under stock-based compensation plans and other	(2.8)	1.2	(24.3)	(2.7)
Net cash used in financing activities	(133.3)	(34.6)	(402.9)	(73.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.4	2.0	(2.5)	4.8
(Decrease) increase in cash, cash equivalents and restricted cash	(1.6)	(1.1)	(668.3)	82.8
Cash, cash equivalents and restricted cash, beginning of period	167.4	240.8	834.1	156.9
Cash, cash equivalents and restricted cash, end of period	$ 165.8	$ 239.7	$ 165.8	$ 239.7

Supplemental cash flow information:
Cash paid for interest	$ 76.3	$ 138.2	$ 441.8	$ 423.1
Income taxes paid	9.5	9.1	24.9	27.8
Distributed earnings from equity investments	5.4	1.6	24.3	20.3
Supplemental non-cash transactions:
Non-cash rollover and refinancing of Term loans	-	3,282.8	3,274.6	6,030.4
Non-cash interest expense	6.6	4.1	18.8	17.4
Non-cash net additions to intangible assets related to license agreements	-	-	-	28.1
NYX non-cash consideration transferred (inclusive of 2017 acquisition of ordinary shares)	-	-	93.2	-

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO CONSOLIDATED ATTRIBUTABLE EBITDA
AND SUPPLEMENTAL BUSINESS SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended September 30		Nine Months Ended September 30

	2018	2017	2018	2017
Reconciliation of Net Loss to Consolidated Attributable EBITDA
Net loss	$ (351.6)	$ (59.3)	$ (559.2)	$ (199.2)
Restructuring and other(1)	338.7	7.8	424.4	18.1
Depreciation, amortization and impairments	166.3	173.1	527.1	513.2
Other expense, net	2.4	6.4	9.3	4.4
Interest expense	147.4	148.9	448.3	459.5
Income tax (benefit) expense	(0.4)	(4.2)	5.8	18.9
Stock-based compensation	9.4	7.5	33.8	20.5
Loss on debt financing transactions	-	8.4	93.2	38.1
Loss (gain) on remeasurement of debt	4.0	-	(29.4)	-
EBITDA from equity investments (2)	13.8	17.9	49.1	47.0
Earnings from equity investments	(4.3)	(7.5)	(16.2)	(20.1)
Consolidated Attributable EBITDA	$ 325.7	$ 299.0	$ 986.2	$ 900.4

Supplemental Business Segment Data
Business segments Attributable EBITDA
Gaming	$ 232.5	$ 221.2	$ 686.3	$ 657.8
Lottery	92.3	89.2	285.8	270.1
Social	27.0	20.1	78.4	59.9
Digital	11.9	3.1	42.3	10.9
Total business segments Attributable EBITDA	363.7	333.6	1,092.8	998.7
Corporate and other(3)	(38.0)	(34.6)	(106.6)	(98.3)
Consolidated Attributable EBITDA	$ 325.7	$ 299.0	$ 986.2	$ 900.4

Reconciliation to Consolidated Attributable EBITDA margin
Consolidated Attributable EBITDA	$ 325.7	$ 299.0	$ 986.2	$ 900.4
Revenue	821.0	768.9	2,477.5	2,260.6
Consolidated Attributable EBITDA margin	39.7%	38.9%	39.8%	39.8%

(1) Refer to Consolidated AEBITDA definition for description of items included in restructuring and other.

(2) The Company received $6.8 million and $48.9 million in cash distributions and return of capital payments from its equity investees for the three and nine months ended September 30, 2018, respectively, and $3.1 million and $44.1 million in cash distributions and return of capital payments from its equity investees for the three and nine months ended September 30, 2017, respectively.

(3) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).

SELECTED SEGMENT DATA AND SUPPLEMENTAL FINANCIAL DATA
(Unaudited, in millions)

	Three Months Ended September 30, 2018
	Gaming (5)	Lottery	Social	Digital	Corporate and Other (3)	Total Consolidated (4)
Total Revenue	$ 447.9	$ 206.8	$ 105.1	$ 61.2	$ -	$ 821.0

Operating expenses:
Cost of services (1)	31.1	31.9	38.9	22.5	-	124.4
Cost of product sales (1)	100.3	9.6	-	-	-	109.9
Cost of instant products (1)	-	67.0	-	-	-	67.0
Selling, general and administrative	58.1	18.0	33.2	18.2	42.2	169.7
Research and development	32.3	1.6	6.9	8.7	-	49.5

AEBITDA Adjustments:
EBITDA from equity investments (2)	1.9	11.9	-	-	-	13.8
Other expense, net	1.9	-	-	-	0.1	2.0
Stock-based compensation	2.6	1.7	0.9	0.1	4.1	9.4
AEBITDA	$ 232.5	$ 92.3	$ 27.0	$ 11.9	$ (38.0)	$ 325.7

Selected financial data:
Depreciation, amortization and impairments	$ 119.3	$ 15.0	$ 2.5	$ 16.2	$ 13.3	$ 166.3
Restructuring and other	3.8	2.9	9.0	4.4	318.6	338.7
Earnings from equity investments	2.1	2.2	-	-	-	4.3

	Nine Months Ended September 30, 2018
	Gaming (5)	Lottery	Social	Digital	Corporate and Other (3)	Total Consolidated (4)
Total Revenue	$ 1,361.6	$ 615.6	$ 302.2	$ 198.1	$ -	$ 2,477.5

Operating expenses:
Cost of services (1)	93.2	94.7	112.1	70.5	-	370.5
Cost of product sales (1)	315.8	19.6	-	-	-	335.4
Cost of instant products (1)	-	208.0	-	-	-	208.0
Selling, general and administrative	184.2	50.0	94.9	56.3	129.8	515.2
Research and development	98.8	5.4	19.1	29.2	-	152.5

AEBITDA Adjustments:
EBITDA from equity investments (2)	5.2	43.9	-	-	-	49.1
Other expense, net	5.5	-	-	-	1.9	7.4
Stock-based compensation	6.0	4.0	2.3	0.2	21.3	33.8
AEBITDA	$ 686.3	$ 285.8	$ 78.4	$ 42.3	$ (106.6)	$ 986.2

Selected financial data:
Depreciation, amortization and impairments	$ 379.7	$ 43.1	$ 15.6	$ 48.9	$ 39.8	$ 527.1
Restructuring and other	6.7	0.5	27.6	14.5	375.1	424.4
Earnings from equity investments	3.2	13.0	-	-	-	16.2

(1) Exclusive of depreciation and amortization.

(2) The Company received $6.8 million and $48.9 million in cash distributions and return of capital payments from its equity investees in the three and nine months ended September 30, 2018, respectively.

(3) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).
(4) For reconciliation of Consolidated AEBITDA (a non-GAAP measure), see "RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA AND SUPPLEMENTAL BUSINESS SEGMENT DATA" appearing on a preceding schedule.
(5) For disaggregation of gaming revenue by product vs. service, see "SUPPLEMENTAL INFORMATION- SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS" appearing on a subsequent schedule.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT DATA AND SUPPLEMENTAL FINANCIAL DATA
(Unaudited, in millions)

	Three Months Ended September 30, 2017
	Gaming (6)	Lottery	Social (1)	Digital (1)	Corporate and Other (4)	Total Consolidated (5)
Total Revenue	$ 454.6	$ 202.9	$ 95.1	$ 16.3	$ -	$ 768.9

Operating expenses:
Cost of services (2)	35.0	28.4	35.3	6.8	-	105.5
Cost of product sales (2)	103.6	13.3	-	-	-	116.9
Cost of instant products (2)	-	68.4	-	-	-	68.4
Selling, general and administrative	64.3	16.9	36.0	4.7	36.9	158.8
Research and development	36.4	3.6	5.3	2.0	0.5	47.8

AEBITDA Adjustments:
EBITDA from equity investments (3)	2.2	15.7	-	-	-	17.9
Other expense, net	1.9	-	-	-	0.2	2.1
Stock-based compensation	1.8	1.2	1.6	0.3	2.6	7.5
AEBITDA	$ 221.2	$ 89.2	$ 20.1	$ 3.1	$ (34.6)	$ 299.0

Selected financial data:
Depreciation, amortization and impairments	$ 129.8	$ 10.0	$ 5.7	$ 2.2	$ 25.4	$ 173.1
Restructuring and other	0.3	(0.1)	0.6	(0.1)	7.1	7.8
Earnings from equity investments	1.8	5.7	-	-	-	7.5

	Nine Months Ended September 30, 2017
	Gaming (6)	Lottery	Social (1)	Digital (1)	Corporate and Other (4)	Total Consolidated (5)
Total Revenue	$ 1,351.8	$ 594.3	$ 266.4	$ 48.1	$ -	$ 2,260.6

Operating expenses:
Cost of services (2)	107.9	79.8	99.4	20.6	-	307.7
Cost of product sales (2)	303.9	28.3	-	-	-	332.2
Cost of instant products (2)	-	209.8	-	-	-	209.8
Selling, general and administrative	188.5	44.9	93.7	13.0	105.3	445.4
Research and development	109.0	6.4	17.1	3.9	1.9	138.3

AEBITDA Adjustments:
EBITDA from equity investments (3)	5.5	41.5	-	-	-	47.0
Other income, net	4.7	-	-	-	1.0	5.7
Stock-based compensation	5.1	3.5	3.7	0.3	7.9	20.5
AEBITDA	$ 657.8	$ 270.1	$ 59.9	$ 10.9	$ (98.3)	$ 900.4

Selected financial data:
Depreciation, amortization and impairments	$ 389.1	$ 37.2	$ 11.4	$ 4.9	$ 70.6	$ 513.2
Restructuring and other	4.8	(0.9)	1.6	-	12.6	18.1
Earnings from equity investments	5.4	14.7	-	-	-	20.1

(1) Business segment information for the three and nine months ended September 30, 2017 has been recast to reflect the new separate Social and Digital business segments, previously included in our Interactive business segment.

(2) Exclusive of depreciation and amortization.

(3) The Company received $3.1 million and $44.1 million in cash distributions and return of capital payments from its equity investees in the three and nine months ended September 30, 2017, respectively.

(4) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).
(5) For reconciliation of Consolidated AEBITDA (a non-GAAP measure), see "RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA AND SUPPLEMENTAL BUSINESS SEGMENT DATA" appearing on a preceding schedule.
(6) For disaggregation of gaming revenue by product vs. service, see "SUPPLEMENTAL INFORMATION- SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS" appearing on a subsequent schedule.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
(Unaudited, in millions, except for ratio)

CALCULATION OF NET DEBT LEVERAGE RATIO

	Twelve Months Ended	Twelve Months Ended
	September 30, 2018	June 30, 2018

Net loss	$ (602.3)	$ (310.0)
Restructuring and other	452.2	121.3
Depreciation, amortization and impairments	696.7	703.5
Other expense, net	13.5	17.5
Interest expense	598.5	600.0
Income tax expense (benefit)	1.4	(2.4)
Stock-based compensation	40.5	38.6
Loss on debt financing transactions	93.2	101.6
Gain on remeasurement of debt	(29.4)	(33.4)
EBITDA from equity investments	69.2	73.3
Earnings from equity investments	(22.8)	(26.0)
Consolidated Attributable EBITDA	$ 1,310.7	$ 1,284.0

Principal face value of debt outstanding(1)	$ 8,951.1	$ 9,073.5
Less: Cash and cash equivalents	113.5	118.6
Net debt(2)	$ 8,837.6	$ 8,954.9
Net debt leverage ratio	6.7	7.0

(1) Principal face value of outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes are translated at the constant foreign exchange rate at issuance of these notes. Euro to USD exchange rates at issuance and as of September 30, 2018 were 1.24 and 1.18, respectively, resulting in $36.1 million adjustment increasing the principal face value of debt outstanding presented above.

(2) September 30, 2018 and June 30, 2018 net debt balance is inclusive of incremental debt associated with the NYX acquisition.

	CALCULATION OF FREE CASH FLOW

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018		2017

Net cash provided by operating activities(1)	$ 223.5	$ 109.5	$ 355.9		$ 389.0

Less: Capital expenditures	(92.6)	(73.9)	(293.1)		(214.1)
Add: Distributions of capital from equity investments	1.4	1.5	24.6		23.9
Less: Additions to equity method investments(2)	(1.0)	-	(76.2)		-
Less: Payments on license obligations	(8.3)	(9.5)	(22.3)	`	(29.0)
Free cash flow(3)	$ 123.0	$ 27.6	$ (11.1)		$ 169.8

(1) The nine months ended September 30, 2018 includes approximately $34.7 million of payments related to NYX transaction costs (inclusive of NYX assumed liabilities). The three months ended September 30, 2018 includes an approximate $63.4 million favorable change in accrued interest due to the February 2018 refinancing and timing of interest payments.

(2) The nine months ended September 30, 2018 includes $74.3 million (€60 million) in LNS contributions representing our second pro-rata concession funding payment.

(3) The nine months ended September 30, 2018 cash flows includes $262.5 million related to the acquisition of NYX and $38.5 million in costs related to the refinancing transactions reflected in investing and financing activities, respectively.

	RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018		2017
EBITDA from equity investments(1):
Earnings from equity investments	$ 4.3	$ 7.5	$ 16.2		$ 20.1
Add: Income tax expense	0.8	1.0	4.3		4.7
Add: Depreciation and amortization	9.1	9.1	28.1		26.2
Add: Interest (expense) income, net	(0.4)	0.3	0.5		(4.0)
EBITDA from equity investments	$ 13.8	$ 17.9	$ 49.1		$ 47.0

(1) EBITDA from equity investments includes results from the Company's participation in LNS, RCN, ITL, CSG, Beijing Guard Libang Technology Co., Ltd., Northstar Illinois,
Northstar New Jersey Lottery Group, LLC and Hellenic Lotteries.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS
(Unaudited, in millions, except unit, per unit data and ARPDAU)

The table below presents certain key performance indicators and supplemental revenue metrics.  The information set forth in the table below should be read in conjunction with the historical financial statements of the Company that are included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

	Three Months Ended
	September 30,	September 30,	June 30,
Gaming Revenue - Supplemental Revenue Metrics	2018	2017	2018
Revenue by Statement of Operations line item:
Services	$ 222.4	$ 231.0	$ 222.5
Product sales	225.5	223.6	248.2
Gaming revenue	$ 447.9	$ 454.6	$ 470.7

Gaming operations:
Wide-area progressive, premium and daily-fee participation revenue	$ 90.7	$ 99.8	$ 88.1
Other leased, participation and services revenue	68.5	76.2	71.8
Gaming operations revenue	$ 159.2	$ 176.0	$ 159.9

Gaming systems:
Hardware, software and services revenue	$ 41.9	$ 34.9	$ 57.3
Maintenance revenue	27.8	27.1	27.0
Gaming systems revenue	$ 69.7	$ 62.0	$ 84.3

Table products:
Table products sales revenue	$ 12.2	$ 16.8	$ 21.3
Supplied table products revenue	39.6	36.7	37.6
Table products revenue	$ 51.8	$ 53.5	$ 58.9

Gaming Revenue - Key Performance Indicators
Gaming Operations
Wide-area progressive, premium and daily-fee participation units:
Installed base at period end	19,117	21,061	20,671
Average daily revenue per unit (exclusive of WAP jackpot expense)	$ 50.52	$ 51.59	$ 50.31

Other participation and leased units:
Installed base at period end	48,143	48,633	47,991
Average daily revenue per unit	$ 13.18	$ 14.64	$ 14.16

Gaming Machine Sales
U.S. and Canadian new unit shipments	5,038	4,662	5,749
International new unit shipments	2,625	2,940	2,492
New unit shipments	7,663	7,602	8,241
Average sales price per new unit	$ 18,199	$ 17,643	$ 17,699

Gaming Machine Unit Sales Components:
U.S. and Canadian unit shipments:
Illinois VGT	549	730	448
Replacement units	4,266	3,932	4,388
Casino opening and expansion units	223	-	913
Total unit shipments	5,038	4,662	5,749
International unit shipments:
Replacement units	2,414	2,910	2,492
Casino opening and expansion units	211	30	-
Total unit shipments	2,625	2,940	2,492

Lottery Revenue - Supplemental Revenue Metrics
Instant products revenue by geography:
United States	$ 99.4	$ 102.9	$ 107.7
International	42.6	38.7	42.4
Instant products revenue	$ 142.0	$ 141.6	$ 150.1

Services revenue by geography:
United States	$ 37.0	$ 32.2	$ 35.4
International	13.3	12.1	13.3
Services revenue	$ 50.3	$ 44.3	$ 48.7

Lottery Revenue - Key Performance Indicators
Change in retail sales of U.S. lottery instant games customers (1)(2)	4.4%	6.4%	5.1%
Change in retail sales of U.S. lottery systems contract customers (1)(3)	(5.6)%	5.8%	3.0%
Change in Italy retail sales of instant games (1)	(0.9)%	4.8%	2.4%

Social Revenue - Key Performance Indicators
Average monthly active users (4)	8.4	7.9	8.2
Average daily active users (5)	2.7	2.5	2.5
Average daily revenue per daily active user (6)	$ 0.43	$ 0.42	$ 0.44
Mobile penetration (7)	79%	72%	77%
(1) Information provided by third-party lottery operators.
(2) U.S. instant games customers' retail sales include only sales of instant games.
(3) U.S. lottery systems customers' retail sales primarily include sales of draw games, keno and instant games validated by the relevant system.
(4) Monthly Active Users (MAU) and is a count of unique visitors to our site during a month.
(5) Daily Active Users (DAU) and is a count of unique visitors to our site during a day.
(6) Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days in the period.
(7) Mobile penetration = percentage of B2C social gaming revenue derived from mobile platforms.